Exhibit 99.1

UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

The following unaudited pro forma condensed combined financial information is based on the historical financial information of Peabody Energy Corporation (“Peabody” or “the Company”) and Macarthur Coal Limited (“Macarthur”) and has been prepared to reflect the acquisition of Macarthur (the “Acquisition”) by Peabody and the related financing transactions. The Acquisition together with the related financing are referred to as the “Transactions.” The unaudited pro forma condensed combined financial information reflects the acquisition of the shares of Macarthur obtained under the tender process or through compulsory acquisition as a single transaction.

The data in the unaudited pro forma condensed combined statement of operations for the year ended December 31, 2010 and the nine months ended September 30, 2011 assumes that the Acquisition was completed on January 1, 2010. The unaudited pro forma condensed combined balance sheet as of September 30, 2011 gives effect to the Acquisition as if it had occurred on September 30, 2011.

The unaudited pro forma condensed combined financial information has been compiled from the following sources:

•

Peabody’s historical information has been extracted without material adjustment from the Company’s audited consolidated financial statements for the year ended December 31, 2010 contained in the Company’s Annual Report on Form 10-K and the Company’s unaudited condensed consolidated financial statements for the nine months ended September 30, 2011 contained in the Company’s Quarterly Report on Form 10-Q for the quarter ended September 30, 2011.

•

Financial information of Macarthur prepared on the basis of international financial reporting standards (“IFRS”) for the year ended December 31, 2010 was computed as (1) the audited historical financial information for the year ended June 30, 2010 plus (2) the unaudited historical financial information for the six months ended December 31, 2010 minus (3) the unaudited historical financial information for the six months ended December 31, 2009. Certain amounts were reclassified to conform to Peabody’s presentation.

•

Financial information of Macarthur prepared on the basis of IFRS for the nine months ended September 30, 2011 was computed as (1) the audited historical financial information for the year ended June 30, 2011 minus (2) the unaudited historical financial information for the six months ended December 31, 2010 plus (3) the unaudited historical financial information for the three months ended September 30, 2011. Certain amounts were reclassified to conform to Peabody’s presentation.

The Macarthur financial information has been translated from Australian dollars to U.S. dollars using the historical exchange rates below. The average exchange rates applicable during the periods presented that were used for the unaudited pro forma condensed combined statements of operations and the period end exchange rate that was used for the unaudited pro forma condensed combined balance sheet are:

Average exchange rate for year ended December 31, 2010	$0.9197
Average exchange rate for nine months ended September 30, 2011	$1.0387
Period end rate for September 30, 2011	$0.9781

The unaudited pro forma condensed combined financial information includes adjustments for certain significant differences between Macarthur’s financial information prepared in accordance with IFRS and Peabody’s financial information prepared in accordance with United States (“U.S.”) generally accepted accounting principles (“GAAP”) which are described in the notes to the unaudited pro forma condensed combined financial information.

The unaudited pro forma condensed combined financial information should be read in conjunction with:

•	the accompanying notes to the unaudited pro forma condensed combined financial information;

•	the Company’s consolidated financial statements for the year ended December 31, 2010 and for the nine months ended September 30, 2011 and the notes relating thereto; and

•	the consolidated financial statements of Macarthur for the fiscal years ended June 30, 2011 and 2010 included in Exhibit 99.2 to the Company’s Current Report on Form 8-K/A, dated January 5, 2012.

UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION - (Continued)

The unaudited pro forma condensed combined financial information has been prepared for illustrative purposes only and:

•

does not purport to represent what the consolidated results of operations actually would have been if the acquisition of Macarthur had occurred at the beginning of the periods presented or what those results will be for any future periods or what the consolidated balance sheet would have been if the acquisition of Macarthur had occurred on September 30, 2011; and

•

has not been adjusted to reflect any matters not directly attributable to implementing the acquisition of Macarthur and does not reflect any cost savings, operating synergies or revenue enhancements that the Company may achieve as a result of the Acquisition, the costs to integrate Macarthur’s operations or the costs necessary to achieve these cost savings, operating synergies and revenue enhancements. No adjustment, therefore, has been made for actions which may be taken once the Acquisition is complete, such as any transition plans related to Macarthur. As a result, actual results will differ from the amounts reflected in the unaudited pro forma condensed combined financial information, and the differences may be material.

The Acquisition will be accounted for under the acquisition method of accounting under U.S. GAAP whereby the total purchase price is allocated to the assets acquired and liabilities assumed based on their respective fair values at the acquisition date. The cash purchase price reflects the acquisition of the common shares of Macarthur tendered or acquired through compulsory acquisition as a single transaction. Peabody has determined the fair values of the assets acquired and liabilities that were assumed based only on Peabody’s internal valuation and analysis, and accordingly, the pro forma financial statements do not include a final allocation of the purchase price to reflect the fair value of those assets and liabilities based on an independent valuation. Once this independent valuation is completed, the final fair value allocation may differ significantly from this pro forma information.

PEABODY ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

YEAR ENDED DECEMBER 31, 2010

	Peabody	Macarthur IFRS (In A$)	Macarthur IFRS (In US$)	Pro Forma Adjustments		Pro Forma As Adjusted
	(in millions)
Revenues
Sales	$6,331.3	$772.4	$710.4	$—		$7,041.7
Other revenues	528.7	9.9	9.1	—		537.8

Total revenues	6,860.0	782.3	719.5	—		7,579.5
Costs and expenses
Operating costs and expenses	4,841.0	477.8	439.4	31.5	(1), (2), (A)	5,311.9
Depreciation, depletion and amortization	440.9	31.8	29.2	79.1	(A)	549.2
Asset retirement obligation expense	48.5	1.9	1.7	—		50.2
Selling and administrative expenses	232.2	22.7	20.9	—		253.1
Other operating (income) loss:						—
Net gain on disposal or exchange of assets	(30.0)	—	—	—		(30.0)
Loss (income) from equity affiliates	1.7	(35.0)	(32.2)	4.4	(A)	(26.1)

Operating profit	1,325.7	283.1	260.5	(115.0)		1,471.2
Interest expense	222.1	10.5	9.7	240.6	(B)	472.4
Interest income	(9.6)	(19.9)	(18.3)	2.0	(B)	(25.9)

Income from continuing operations before income taxes	1,113.2	292.5	269.1	(357.6)		1,024.7
Income tax provision (benefit)	308.1	65.8	60.5	(125.4	) (3), (C)	243.2

Income from continuing operations, net of income taxes	805.1	226.7	208.6	(232.2)		781.5
Loss from discontinued operations, net of income taxes	(2.9)	—	—	—		(2.9)

Net income	802.2	226.7	208.6	(232.2)		778.6
Less: net income attributable to noncontrolling interests	28.2	—	—	—		28.2

Net income attributable to common stockholders	$774.0	$226.7	$208.6	$(232.2)		$750.4

Income from continuing operations
Basic earnings per share	$2.89					$2.80

Diluted earnings per share	$2.86					$2.77

Net income attributable to common stockholders
Basic earnings per share	$2.88					$2.79

Diluted earnings per share	$2.85					$2.76

See accompanying notes to unaudited pro forma condensed combined financial information.

PEABODY ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED STATEMENT OF OPERATIONS

NINE MONTHS ENDED SEPTEMBER 30, 2011

	Peabody	Macarthur IFRS (In A$)	Macarthur IFRS (In US$)	Pro Forma Adjustments		Pro Forma As Adjusted
	(in millions)
Revenues
Sales	$5,151.8	$470.2	$488.4	$—		$5,640.2
Other revenues	637.0	2.0	2.1	—		639.1

Total revenues	5,788.8	472.2	490.5	—		6,279.3
Costs and expenses
Operating costs and expenses	4,119.7	323.9	336.4	53.5	(1), (2), (A)	4,509.6
Depreciation, depletion and amortization	327.8	23.2	24.1	43.7	(A)	395.6
Asset retirement obligation expense	43.9	1.3	1.4	—		45.3
Selling and administrative expenses	191.4	23.7	24.6	—		216.0
Other operating (income) loss:						—
Net gain on disposal or exchange of assets	(31.4)	(84.2)	(87.5)	—		(118.9)
Loss (income) from equity affiliates	9.0	(0.3)	(0.3)	3.3	(A)	12.0

Operating profit	1,128.4	184.6	191.8	(100.5)		1,219.7
Interest expense	159.3	10.1	10.5	167.7	(B)	337.5
Interest income	(11.7)	(26.2)	(27.2)	1.5	(B)	(37.4)

Income from continuing operations before income taxes	980.8	200.7	208.5	(269.7)		919.6
Income tax provision (benefit)	224.7	60.1	62.4	(93.6	) (3), (C)	193.5

Income from continuing operations, net of income taxes	756.1	140.6	146.1	(176.1)		726.1
Loss from discontinued operations, net of income taxes	(3.7)	—	—	—		(3.7)

Net income	752.4	140.6	146.1	(176.1)		722.4
Less: net income attributable to noncontrolling interests	17.0	—	—	—		17.0

Net income attributable to common stockholders	$735.4	$140.6	$146.1	$(176.1)		$705.4

Income from continuing operations
Basic earnings per share	$2.73					$2.62

Diluted earnings per share	$2.72					$2.61

Net income attributable to common stockholders
Basic earnings per share	$2.72					$2.61

Diluted earnings per share	$2.71					$2.60

See accompanying notes to unaudited pro forma condensed combined financial information.

PEABODY ENERGY CORPORATION

UNAUDITED PRO FORMA CONDENSED COMBINED BALANCE SHEET

AS AT SEPTEMBER 30, 2011

	Peabody	Macarthur IFRS (In A$)	Macarthur IFRS (In US$)	Pro Forma Adjustments		Pro Forma As Adjusted
	(in millions)
Current assets
Cash and cash equivalents	$1,401.6	$298.8	$292.3	$(823.0	) (A), (B)	$870.9
Accounts receivable, net	591.4	136.1	133.1	—		724.5
Inventories	351.9	31.2	30.5	21.0	(A)	403.4
Assets from coal trading activities, net	66.0	—	—	—		66.0
Deferred income taxes	90.9	—	—	—		90.9
Other current assets	503.2	936.7	916.2	(443.8	) (1), (A)	975.6

Total current assets	3,005.0	1,402.8	1,372.1	(1,245.8)		3,131.3
Property, plant, equipment and mine development, net	7,808.1	383.5	375.1	3,228.9	(2), (A)	11,412.1
Investments and other assets	878.5	342.1	334.6	423.5	(1), (A), (B)	1,636.6

Total assets	$11,691.6	$2,128.4	$2,081.8	$2,406.6		$16,180.0

Current liabilities
Current maturities of long-term debt	$43.8	$17.9	$17.5	$25.0	(B)	$86.3
Liabilities from coal trading activities, net	62.6	—	—	—		62.6
Accounts payable and accrued expenses	1,334.9	143.8	140.7	197.6	(A)	1,673.2

Total current liabilities	1,441.3	161.7	158.2	222.6		1,822.1
Long-term debt, less current maturities	2,458.6	58.6	57.3	4,075.0	(B)	6,590.9
Deferred income taxes	499.6	88.7	86.8	(86.8	) (A)	499.6
Asset retirement obligations	537.3	34.5	33.7	—		571.0
Accrued postretirement benefit costs	965.6	—	—	—		965.6
Other noncurrent liabilities	466.7	3.9	3.8	—		470.5

Total liabilities	6,369.1	347.4	339.8	4,210.8		10,919.7

Stockholders’ equity
Preferred stock	—	—	—	—		—
Series A junior participating preferred stock	—	—	—	—		—
Perpetual preferred stock	—	—	—	—		—
Series common stock	—	—	—	—		—
Common stock	2.8	1,253.9	1,226.4	(1,226.4)		2.8
Additional paid-in capital	2,231.3	—	—	—		2,231.3
Retained earnings	3,544.7	529.9	518.3	(580.5)		3,482.5
Accumulated other comprehensive loss	(139.1)	(2.8)	(2.7)	2.7		(139.1)
Treasury shares, at cost	(350.7)	—	—	—		(350.7)

Stockholders’ equity	5,289.0	1,781.0	1,742.0	(1,804.2	) (1), (2), (A), (B)	5,226.8
Noncontrolling interests	33.5	—	—	—		33.5

Total stockholders’ equity	5,322.5	1,781.0	1,742.0	(1,804.2)		5,260.3

Total liabilities and stockholders’ equity	$11,691.6	$2,128.4	$2,081.8	$2,406.6		$16,180.0

See accompanying notes to unaudited pro forma condensed combined financial information.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED FINANCIAL INFORMATION

IFRS and U.S. GAAP Differences

The following adjustments have been made to highlight the significant differences between Peabody’s accounting policies and Macarthur’s accounting policies. Macarthur’s financial statements have been prepared in accordance with IFRS, which differs from the accounting policies used by Peabody. There has been no attempt to identify future differences between IFRS and U.S. GAAP as the result of proposed changes in accounting standards, transactions or events that may occur in the future. The organizations that promulgate IFRS and U.S. GAAP have significant projects ongoing that could have a significant impact on future comparisons between IFRS and U.S. GAAP, which could have a significant impact on Peabody or the combined company.

(1) Overburden in advance

Macarthur capitalizes costs incurred in the removal of overburden from coal deposits (“overburden in advance”) and defers the recognition of the expense until the coal is extracted while Peabody, in accordance with U.S. GAAP, expenses these items as incurred while a mine is in production.

Macarthur’s total overburden in advance balance subject to adjustment was A$219.6 million, of which A$197.8 million was reflected in current assets, as of September 30, 2011.

The adjustments made to the pro forma condensed combined statements of operations were determined by calculating the net change in the total overburden in advance amounts from the beginning of period to the end of period amounts. The A$ net changes in total overburden in advance reflected in the pro forma condensed combined statement of operations, all of which increased costs and expenses, are as follows:

(Amounts in A$ millions)
Year ended December 31, 2010	$4.3
Nine months ended September 30, 2011	$38.6

The pro forma condensed combined balance sheet adjustment totaled $214.8 million, and was based on period end A$ balances multiplied by the period end exchange rate. The pro forma condensed combined statement of operations adjustments were based on the A$ net change during the period multiplied by the average exchange rate for the period, and totaled $4.0 million and $40.1 million, respectively, for the year ended December 31, 2010 and the nine months ended September 30, 2011.

(2) Exploration and evaluation activities

Macarthur capitalizes exploration and evaluation costs and depreciates them when production commences using a units of production basis while Peabody, in accordance with U.S. GAAP, expenses such costs as incurred to the extent such costs represent exploration or evaluation activities. Macarthur’s exploration and evaluation asset balances subject to adjustment included property, plant, equipment and mine development, net of A$81.6 million as of September 30, 2011.

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION - (Continued)

The adjustments made to the pro forma condensed combined statements of operations were determined by calculating the net change in capitalized exploration costs from the beginning of period to the end of period, adjusting for any items transferred to property, plant and equipment under IFRS. The net changes in total capitalized exploration and evaluation costs were as follows:

(Amounts in A$ millions)
Year ended December 31, 2010	$12.3
Nine months ended September 30, 2011	$12.9

The pro forma condensed combined balance sheet adjustment totaled $79.8 million and was based on A$ period end balances multiplied by the period end exchange rate. The pro forma condensed combined statement of operations adjustments were based on the net change during the period multiplied by the average exchange rate for the period and totaled $11.3 million and $13.4 million, respectively, for the year ended December 31, 2010 and the nine months ended September 30, 2011.

(3) Tax effects of overburden and exploration and evaluation adjustments

In order to illustrate the after tax effects of the overburden and exploration and evaluation adjustments in the pro forma condensed combined statements of operations, an adjustment to the income tax provision was calculated by multiplying the before tax adjustments by 30%, the Australian statutory rate.

Transaction Pro Forma Adjustments

The following adjustments have been made to give effect to the Transactions:

(A) Purchase price allocation

The preliminary allocation of purchase price was based on Peabody’s internal analysis using certain estimates and assumptions in estimating fair value. However, an independent valuation of the fair values for the estimated purchase price allocation and tax basis has not been performed on the individual assets and liabilities of Macarthur. Therefore, once a detailed analysis of the fair values for book and tax purposes has been performed and an independent valuation is completed, the actual fair values assigned may differ and the impact on operating costs and depreciation, depletion and amortization may also differ from the estimates provided herein.

The estimated purchase consideration amounts shown in U.S. dollars (in millions) using the September 30, 2011 exchange rate of $0.9781 per A$ was allocated to Macarthur assets and liabilities as follows:

Cash and cash equivalents	$292.3
Accounts receivable, net	133.1
Inventories	51.5
Other current assets	468.4
Property, plant, equipment and mine development, net	3,603.9
Investments and other assets	702.5
Current maturities of long-term debt	(17.5)
Accounts payable and accrued expenses	(338.2)
Long-term debt, less current maturities	(57.3)
Asset retirement obligations	(33.7)
Other noncurrent liabilities	(3.8)

$4,801.2

NOTES TO UNAUDITED PRO FORMA CONDENSED COMBINED

FINANCIAL INFORMATION - (Continued)

The adjustments made to the pro forma condensed combined statements of operations reflect the additional expense for the estimated impact of the fair value adjustment for coal inventory and estimated impact on depreciation, depletion and amortization for the fair value adjustment for property, plant and equipment (including owned and leased mineral rights). The adjustments made to the pro forma condensed combined statements of operations also include additional expense for the estimated impact of reflecting the equity affiliate interest at its estimated fair value.

(B) Financing activities

The adjustments to the pro forma condensed combined balance sheet reflect cash and cash equivalents assumed to be used for the acquisition of Macarthur of $823.0 million, which included $62.2 million of acquisition related costs, the cash proceeds upon entering into a new term loan facility of $1,000.0 million ($25.0 million reflected in current maturities of long-term debt), proceeds from the issuance of $1,600.0 million aggregate principal amount of 6.00% Senior Notes due 2018 (the “2018 Notes”) and $1,500.0 million aggregate principal amount of 6.25% Senior Notes due 2021 (the “2021 Notes” and, together with the 2018 Notes, the “Notes”) and the deferred financing fees associated with the term loan facility, the Notes and the bridge facility of $59.6 million ($4.0 million reflected in current assets and $55.6 million reflected in noncurrent assets).

The adjustments to the pro forma condensed combined statements of operations reflect the pro forma adjustment to interest expense related to the amortization of deferred financing fees associated with the term loan facility, the Notes and the bridge facility and the pro forma adjustment to interest expense associated with the 2011 Term Loan Facility, the Notes and the bridge facility. The interest expense associated with the 2018 Notes reflects an interest rate of 6.00%, and the interest expense associated with the 2021 Notes reflects an interest rate of 6.25%. The interest expense associated with the Bridge Facility reflects fees of $16.2 million. Also reflected in the pro forma condensed combined statements of operations are adjustments for foregone interest income associated with the cash and cash equivalents assumed to be used for the acquisition of Macarthur at an estimated rate of 0.25%.

(C) Tax effects of Transaction adjustments

In order to illustrate the after tax effects of the Transaction adjustments in the pro forma condensed combined statements of operations, an adjustment to the income tax provision was calculated by multiplying the before tax adjustments by 30% for purchase accounting adjustments (the Australian statutory rate) and 37.5% (the Company’s blended U.S. statutory rate) for financing and transaction adjustments.